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                                                                    EXHIBIT 99.3
ENTRUST TECHNOLOGIES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     On March 14, 2000, Entrust Technologies Inc. (the "Company") completed the acquisition of all of the outstanding stock of CygnaCom Solutions, Inc. ("CygnaCom"), a company based in McLean, Virginia that delivers information technology services and related products, with expertise in public key infrastructure, cryptographic technologies, security engineering and systems integration and development, in exchange for $16.0 million in cash.

     The accompanying unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations which may be reported in future periods or the financial position that actually would have been realized had the Company and CygnaCom been a combined company during the specified periods, or had the acquisition been consummated on the date indicated. The results of operations of CygnaCom subsequent to March 14, 2000, the effective date of the acquisition, are included in the results of operations of the Company. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and related notes of CygnaCom, included elsewhere in this filing, and the historical financial statements and related notes of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

     The accompanying unaudited pro forma combined condensed financial statements give effect to the acquisition between the Company and CygnaCom using the purchase method of accounting. The unaudited pro forma combined condensed financial statements are based on the respective historical audited consolidated financial statements and related notes of the Company and CygnaCom. The pro forma adjustments are preliminary and are based on management's estimates of the value of the tangible and intangible assets acquired. In addition, management is in the process of assessing and formulating its integration plans, which may include restructuring actions, the full cost of which has not yet been determined.

     The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a different allocation of the purchase price which would affect the value assigned to the tangible and intangible assets, or could result in a change to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted. See the notes to the unaudited pro forma combined condensed financial statements.

     The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on December 31, 1999, and combines the Company's and CygnaCom's respective audited December 31, 1999 balance sheets. The unaudited pro forma combined condensed statements of operations assume the acquisition took place as of January 1, 1999 and combines the Company's and CygnaCom's respective audited statements of operations for the year ended December 31, 1999. Adjustments have been made to CygnaCom's financial statements to conform to the Company's presentation.

                                      16
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
ENTRUST TECHNOLOGIES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 1999
(IN THOUSANDS)
                                                             Historical             Pro Forma Adjustments           Pro Forma
                                                     -------------------------------------------------------        Combined
                                                       Entrust       CygnaCom       Amount       Reference           Entrust
ASSETS
Current assets:
  Cash and cash equivalents                             $ 21,877          $  747     $(16,000)  (a)                  $  6,624
  Short-term marketable investments                       67,394               -            -                          67,394
  Accounts receivable, net                                21,817           1,395         (290)  (b)                    22,922
  Other receivables                                        1,994               -            -                           1,994
  Prepaid expenses                                         2,201              22            -                           2,223
                                                   --------------------------------------------------------------------------
          Total current assets                           115,283           2,164      (16,290)                        101,157
Long-term marketable investments                           2,405               -            -                           2,405
Goodwill and other intangibles, net                        2,948               -       16,555   (a)                    19,503
Property and equipment, net                                6,904              22            -                           6,926
Other long-term assets                                     2,980              27            -                           3,007
                                                   --------------------------------------------------------------------------
          Total assets                                  $130,520          $2,213     $    265                        $132,998
                                                   ==========================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                      $  6,636          $    7     $   (290)  (b)                  $  6,353
  Accrued liabilities                                      9,169              81          235   (a)                     9,485
  Accruals related to acquisition                              -               -        2,489   (a)                     2,489
  Deferred income                                         10,761             129            -                          10,890
  Due to related party                                       799               -            -                             799
                                                   --------------------------------------------------------------------------
          Total current liabilities                       27,365             217        2,434                          30,016
Accrued rent                                                   -              62            -                              62
                                                   --------------------------------------------------------------------------
          Total liabilities                               27,365             279        2,434                          30,078
                                                   --------------------------------------------------------------------------
Shareholders' equity:
  Common stock                                               452               4           (4)  (a)                       452
  Special voting stock                                        52               -            -                              52
  Additional paid-in-capital                             122,883               -            -                         122,883
  Unearned deferred compensation                            (439)              -            -                            (439)
  Accumulated other comprehensive loss                      (535)              -            -                            (535)
  Retained earnings (accumulated deficit)                (19,258)          1,930       (2,165)  (a) (d) (e)           (19,493)
                                                   --------------------------------------------------------------------------
          Total shareholders' equity                     103,155           1,934       (2,169)                        102,920
                                                   --------------------------------------------------------------------------
          Total liabilities and shareholders'
           equity                                       $130,520          $2,213     $    265                        $132,998
                                                   ==========================================================================

                                      17
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
ENTRUST TECHNOLOGIES INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                     Historical              Pro Forma Adjustments         Pro Forma
                                              -------------------------------------------------------      Combined
                                                Entrust       CygnaCom       Amount       Reference         Entrust
Revenues:
  License                                         $61,482          $    -    $     -                         $61,482
  Services and maintenance                         23,732           6,196       (666)      (b)                29,262
                                             -----------------------------------------------------------------------
          Total revenues                           85,214           6,196       (666)                         90,744
                                             -----------------------------------------------------------------------
Cost of revenues:
  License                                           2,286               -          -                           2,286
  Services and maintenance                         13,016           3,999       (666)      (b)                16,349
                                             -----------------------------------------------------------------------
          Total cost of revenues                   15,302           3,999       (666)                         18,635
                                             -----------------------------------------------------------------------
Gross profit                                       69,912           2,197          -                          72,109
                                             -----------------------------------------------------------------------
Operating expenses:
  Sales and marketing                              40,900             178          -                          41,078
  Research and development                         16,605               -          -                          16,605
  General and administrative                        7,752             346          -                           8,098
  Goodwill amortization                               712               -      5,520       (c)                 6,232
                                             -----------------------------------------------------------------------
          Total operating expenses                 65,969             524      5,520                          72,013
                                             -----------------------------------------------------------------------
Income from operations                              3,943           1,673     (5,520)                             96
Interest income                                     3,776              48          -                           3,824
                                             -----------------------------------------------------------------------
Income before income taxes                          7,719           1,721     (5,520)                          3,920
Provision for income taxes                         (1,800)              -       (235)      (d) (e)            (2,035)
                                             -----------------------------------------------------------------------
Net income                                        $ 5,919          $1,721    $(5,755)                        $ 1,885
                                             =======================================================================
Net income per share
  Basic                                             $0.13                                                      $0.04
  Diluted                                           $0.11                                                      $0.03
Weighted average common shares
  used in per share computations
  Basic                                            43,847                                                     43,847
  Diluted                                          54,803                                                     54,803

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ENTRUST TECHNOLOGIES INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.   Pro Forma Adjustments

     Certain pro forma adjustments have been made to the accompanying unaudited pro forma combined condensed financial statements, based on the acquisition of all of the outstanding capital stock of CygnaCom for approximately
$16.4 million, which includes $16.0 million in cash and approximately
$0.4 million in acquisition expenses, and based on the allocation of $1.9 million to the book value of the net assets of CygnaCom less $2.1 million related to the accruals associated with the acquisition and $16.6 million to goodwill and other intangibles.

     The unaudited pro forma combined condensed balance sheet as at December 31, 1999 gives effect to the acquisition as if it had occurred on December 31, 1999. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1999 gives effect to the acquisition as if it had occurred at January 1, 1999.

     The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements:

     (a) Reflects the payment of cash to the shareholders of CygnaCom and the recording of the entries required under the purchase method of accounting. Accordingly, the total purchase price has been allocated to the tangible assets and liabilities of CygnaCom based on their relative fair values. The fair value of the tangible assets and liabilities approximated their historical book values at December 31, 1999. The amounts and components of the purchase price, along with the allocation of the purchase price to the net assets acquired, shareholder distributions from December 31, 1999 through the date of acquisition, estimated severance and other costs attributable to the acquisition are presented below, and are subject to change as acquisition accruals are finalized.

                        PURCHASE PRICE                            (in thousands)
     Cash                                                                16,000
     Acquisition expenses                                                   431
                                                                         ------
                                                                         16,431
                                                                         ======
                     NET ASSETS ACQUIRED

     Book value of net tangible assets of CygnaCom                        1,934
     Less:  Shareholder distributions                    (1,017)
            Accruals for estimated severance and other
            costs attributable to the acquisition        (1,041)         (2,058)
                                                         ------
     Goodwill and other intangibles                                      16,555
                                                                         ------
                                                                         16,431
                                                                         ======

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     (b) Reflects the elimination of intercompany transactions, between the
Company and CygnaCom, that took place during the period presented in the unaudited pro forma combined condensed financial statements.

     (c) Reflects the adjustment to record the amortization of goodwill and other intangibles resulting from the allocation of the purchase price. The pro forma adjustment assumes goodwill and other intangibles will be amortized on a straight-line basis over an estimated useful life of three years. This determination of the estimated useful life at the date of consummation of the acquisition is based on the best information available at that date.

     (d) Reflects the recognition of a pro forma income tax provision for CygnaCom for the period presented. The pro forma provision is recorded based on an income tax rate of 38%, representing the federal statutory rate of 34% plus an estimated state and local tax rate of 4%, and does not take into account any potential adjustments to translate accounting income to taxable income.
CygnaCom had elected under Subchapter S of the Internal Revenue Code not to be taxed as a corporation and accordingly, CygnaCom did not record an income tax provision on their historical financial statements for Federal or state and local income tax.

     (e) Reflects the income tax benefit of the amortization of deductible goodwill and other intangibles over a 15 year period for tax purposes, at a 38% combined Federal, state and local income tax rate.

                                      20